                                                                     Exhibit 3.1

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                         ------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ALEC ACQUISITION CORPORATION", CHANGING ITS NAME FROM "ALEC ACQUISITION CORPORATION" TO "ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF APRIL, A.D. 1999, AT 4 O'CLOCK P.M.


                                           /s/ Edward J. Freel
                                 [SEAL]    -----------------------------------
                                           Edward J. Freel, Secretary of State

2918478 8100                               AUTHENTICATION: 9725659

991177441                                           DATE: 05-05-99

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

ALEC Acquisition Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment as follows: The name of the corporation has been changed to Alaska Communications Systems Holdings, Inc.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon at which the necessary number of shares as required by statues were voted in favor of the amendment.

      THIRD: That said amendment duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, ALEC Acquisition Corporation has caused this certificate to be signed by Deborah Johnson Harwood, its Vice President and Corporate Secretary this 26th day of March 1999.

                                  ALEC ACQUISITION CORPORATION


                                  By: /s/ Deborah Johnson Harwood
                                      -----------------------------
                                  Title: Vice President & Secretary
                                         --------------------------
                                         Deborah Johnson Harwood

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 04:00 PM 04/09/1999
   991140257 -- 2918478

                         UNANIMOUS CONSENT OF DIRECTORS
                        PROPOSING AND DECLARING ADVISABLE
                               AN AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ALEC ACQUISITION CORPORATION

      WE, THE UNDERSIGNED, being all of the members of the board of directors of ALEC Acquisition a corporation organized and existing under the laws of the State of Delaware, DO HEREBY, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, propose and declare advisable the following amendment to the Certificate of Incorporation: The name of the corporation has been changed to Alaska Communications Systems Holdings, Inc. and hereby authorize the proper officers of this corporation, if the stockholders adopt said amendment, to file the necessary certificate effecting said amendment with the Secretary of State of Delaware and to file with the proper state official of any state I which this corporation is authorized to do business as a foreign corporation such evidence of said amendment and/or any other instrument as may be required by the laws of such state.

      WITNESS our hands this 26th day of March.

                                    ALEC ACQUISITION CORPORATION


                                    By: /s/ W. Dexter Paine III
                                        -------------------------------
                                    Title: Director/W. Dexter Paine III


                                    By: /s/ Sanjay Swani
                                        -------------------------------
                                    Title: Sanjay Swani/Director

                        UNANIMOUS CONSENT OF SHAREHOLDER
                        PROPOSING AND DECLARING ADVISABLE
                               AN AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ALEC ACQUISITION CORPORATION

      WE, THE UNDERSIGNED, being the sole shareholder of ALEC Acquisition a corporation organized and existing under the laws of the State of Delaware, DO HEREBY, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, propose and declare advisable the following amendment to the Certificate of Incorporation: The name of the corporation has been changed to Alaska Communications Systems Holdings, Inc. and hereby authorize the proper officers of this corporation, if the stockholders adopt said amendment, to file the necessary certificate effecting said amendment with the Secretary of State of Delaware and to file with the proper state official of any state I which this corporation is authorized to do business as a foreign corporation such evidence of said amendment and/or any other instrument as may be required by the laws of such state.

      WITNESS our hands this 26th day of March.

                                    ALEC HOLDINGS, INC.


                                    By: /s/ W. Dexter Paine III
                                        -------------------------------
                                    Title: Director/W. Dexter Paine III


                                    By: /s/ Sanjay Swani
                                        -------------------------------
                                    Title: Sanjay Swani/Director

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                         ------------------------------


      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "ALEC HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TENTH
DAY OF MAY, A.D. 1999, AT 11:30 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.








                                           /s/ Edward J. Freel
                                 [SEAL]    -----------------------------------
                                           Edward J. Freel, Secretary of State

2954530 8100                               AUTHENTICATION: 9734592

991184857                                            DATE: 05-10-99

                               ALEC HOLDINGS, INC.

                             CERTIFICATE OF AMENDMENT
                          OF CERTIFICATE OF INCORPORATION


      ALEC Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

      DOES HEREBY CERTIFY:

      FIRST: That by unanimous written consent of the members of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

              RESOLVED, that the Corporation's Certificate of Incorporation be amended in accordance with Section 242 of the General Corporation Law of the State of Delaware to increase the authorized number of shares of common stock from One Thousand (1,000) to Forty Million (40,000,000);

      SECOND: That Article IV, Section 1 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

      "1.   The Corporation shall be authorized to issue 40,000,000 shares of capital stock, all of which shall be shares of Common Stock, $.01 par value ("Common Stock")."

      THIRD: That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given its written consent to said amendments and said amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

                          [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, said ALEC Holdings, Inc. has caused this certificate to be signed by its Secretary, this 7th day of May, 1999.


                                          By: Deborah J. Harwood
                                             ----------------------
                                             Name:  Deborah J. Harwood
                                             Title: Asst. Secretary











                   [SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]